Exhibit 99.1

Tucows Reports Strong Fiscal 2025 Results; Beats Guidance

TORONTO, February 12, 2026 – Tucows Inc. (NASDAQ:TCX, TSX:TC), a global internet services leader, today reported its unaudited financial results for the fourth quarter and full year ended December 31, 2025. All figures are in U.S. dollars.

“2025 was a strong execution year for Tucows with improved profitability across the company,” said David Woroch, CEO of Tucows. “For the full year, revenue increased 8% versus 2024, supported by contributions from all three businesses, and gross profit rose 13%, driven by improved economics at Wavelo, continued margin expansion in Domains, and reduced network expenses at Ting. We generated $50.6 million in Adjusted EBITDA—up 45% year over year—and exceeded our 2025 guidance by $3.6 million, led by outperformance in Domains and Wavelo. We remain focused on strengthening the business through operational and capital efficiency initiatives, and with the ongoing Ting strategic process, we believe we are building a more resilient earnings profile and a stronger foundation for long-term value.”

Financial Results

Consolidated net revenue for the fourth quarter of 2025 increased 6.0% to $98.7 million from $93.1 million for the fourth quarter of 2024, driven by revenue gains from all three Tucows businesses.

Gross profit for the fourth quarter of 2025 increased 14% to $24.1 million from $21.2 million from the fourth quarter of 2024. The increase in gross profit was driven by strong year-over-year margin gains from Wavelo and Tucows Domains, as well as a decrease in network expenses at Ting.

Net loss for the fourth quarter was $22.0 million ($1.98 per share), compared with a net loss of $42.5 million ($3.86 per share) in Q4 2024. Adjusted net loss¹ was $19.2 million (adjusted EPS¹ of ($1.73)) in Q4 2025 versus $15.8 million (adjusted EPS¹ of $(1.43)) in Q4 2024.

Adjusted EBITDA1 for the fourth quarter of 2025 came down 14% to $11.1 million from $12.8 million for the fourth quarter of 2024. The year-over-year difference was driven primarily by obligations associated with our legacy mobile business.

We ended the fourth quarter of 2025 with cash and cash equivalents, and restricted cash and restricted cash equivalents of $64.2 million. This compares with $70.8 million at the end of the third quarter of 2025 and $73.2 million at the end of the fourth quarter of 2024.

Summary Financial Results

(In Thousands of US Dollars, except Per Share data)

	3 Months ended December 31			12 Months ended December 31
	2025 (unaudited)	2024 (unaudited)	% Change (unaudited)	2025 (unaudited)	2024 (unaudited)	% Change (unaudited)
Net Revenues	98,670	93,098	6%	390,300	362,275	8%
Gross Profit	24,132	21,223	14%	93,954	83,029	13%
Income Earned on Sale of Transferred Assets, net	2,771	3,244	(15)%	11,643	13,978	(17)%
Net Income (Loss)	(22,030)	(42,475)	48%	(75,819)	(109,860)	31%
Adjusted Net Income (Loss)¹	(19,201)	(15,775)	(22)%	(66,180)	(76,817)	14%
Basic earnings (Loss) per common share	(1.98)	(3.86)	49%	(6.85)	(10.02)	32%
Adjusted Basic earnings (Loss) per common share¹	(1.73)	(1.43)	(21)%	(5.98)	(7.00)	15%
Adjusted EBITDA¹	11,081	12,849	(14)%	50,598	34,917	45%
Net cash provided by (used in) operating activities	(2,607)	(4,795)	46%	(5,758)	(19,745)	71%

1 Non-GAAP financial measures are described below and reconciled to GAAP measures in the accompanying tables.

Summary of Revenues, Gross Profit and Adjusted EBITDA

(In Thousands of US Dollars)

	Revenue		Gross Profit		Adj. EBITDA¹
	3 Months ended December 31		3 Months ended December 31		3 Months ended December 31
	2025 (unaudited)	2024 (unaudited)	2025 (unaudited)	2024 (unaudited)	2025 (unaudited)	2024 (unaudited)
DOMAINS AND WAVELO SERVICES

Tucows Domain Services:
Wholesale
Domain Services	50,705	50,586
Value Added Services	6,279	5,480
Total Wholesale	56,984	56,066

Retail	9,419	9,608
Total Tucows Domain Services	66,403	65,674	19,186	18,432	12,495	11,633

Wavelo Services:	11,715	9,888	6,555	6,141	3,391	3,679

Total Domains and Wavelo Services	78,118	75,562	25,741	24,573	15,886	15,312

TING INTERNET SERVICES

Fiber Internet Services	18,521	15,749	1,600	(1,160)	(861)	(1,468)

CORPORATE & OTHER

Mobile Services and Eliminations	2,031	1,787	(3,209)	(2,190)	(3,944)	(995)

Total	98,670	93,098	24,132	21,223	11,081	12,849

1 Non-GAAP financial measures are described below and reconciled to GAAP measures in the accompanying tables.

2 Beginning in the third quarter of 2025, the Company revised its presentation of segment gross profit to reflect amounts net of network expenses. This change provides a more consistent view of segment-level profitability and aligns with how management evaluates operating performance. The revision did not impact gross profit, Adjusted EBITDA or revenue.

Notes:

1. Tucows reports all financial information required in conformity with United States generally accepted accounting principles (GAAP).

Along with this information, to assist financial statement users in an assessment of our historical performance, the Company discloses non-GAAP financial measures in press releases and on investor conference calls and related events, as the Company believes that the non-GAAP information enhances investors' overall understanding of our financial performance, and should be read in addition to, rather than instead of, the financial statements prepared in accordance with GAAP.

Non-GAAP financial measures do not reflect a comprehensive system of accounting and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies and/or analysts and may differ from period to period. The Company endeavors to compensate for these limitations by providing the relevant disclosure of the items excluded in the calculation of Adjusted EBITDA to net income based on U.S. GAAP; Adjusted net income to GAAP net income; and adjusted basic earnings per share to GAAP basic earnings per share, which should be considered when evaluating the Company's results. Tucows strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Adjusted EBITDA

The Company believes that the provision of this supplemental non-GAAP measure allows investors to evaluate the operational and financial performance of the Company’s core business using similar evaluation measures to those used by management. The Company uses Adjusted EBITDA to measure its performance and prepare its budgets. Since Adjusted EBITDA is a non-GAAP financial performance measure, the Company’s calculation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. Because Adjusted EBITDA is calculated before certain recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a liquidity measure.

The Company’s Adjusted EBITDA definition excludes depreciation, impairment and loss on disposition of property and equipment, amortization of intangible assets, income tax provision, interest expense (net), stock-based compensation, asset impairment, gains and losses from unrealized foreign currency transactions, loss on debt extinguishment and costs that are not indicative of on-going performance (profitability), including acquisition and transition costs. Gains and losses from unrealized foreign currency transactions removes the unrealized effect of the change in the mark-to-market values on outstanding unhedged foreign currency contracts, as well as the unrealized effect from the translation of monetary accounts denominated in non-U.S. dollars to U.S. dollars.

The following table reconciles net income (loss) to Adjusted EBITDA (in thousands of US dollars):

	3 Months ended December 31		12 Months ended December 31
	2025 (unaudited)	2024 (unaudited)	2025 (unaudited)	2024 (unaudited)
Net income (Loss) for the period	(22,030)	(42,475)	(75,819)	(109,860)
Less:
Provision (recovery) for income taxes	1,622	1,918	8,509	7,986
Depreciation of property and equipment	10,176	10,637	41,580	40,323
Impairment of property and equipment	9	18,262	11,533	19,167
Loss (gain) on disposition of property and equipment	(129)	-	(5,882)	-
Amortization of intangible assets	1,274	1,208	4,667	5,297
Interest expense, net	14,139	13,748	55,274	51,275
Stock-based compensation	2,861	1,638	7,139	7,021
Unrealized loss (gain) on foreign exchange revaluation of foreign denominated monetary assets and liabilities	210	(525)	(391)	(168)
Acquisition and transition costs*	2,949	8,438	3,988	13,876

Adjusted EBITDA	11,081	12,849	50,598	34,917

* Acquisition and transition costs represent transaction-related expenses and transitional expenses. Expenses include severance or transitional costs associated with department, operational or overall company restructuring efforts, including geographic alignments.

Adjusted Net Income and Adjusted Basic Earnings Per Common Share (Adjusted EPS)

The Company believes that the provision of this supplemental non-GAAP measure allows investors to best evaluate our operating results and understand the operating trends of our core business without the effect of acquisition and transition costs, impairment expenses and losses on extinguishment of debt. Acquisition and transition costs represent transaction-related expenses and transitional expenses. Expenses include severance or transitional costs associated with department, operational or overall company restructuring efforts, including geographic alignments. Since adjusted net income and adjusted EPS are non-GAAP financial performance measures, the Company’s calculation of adjusted net income and adjusted EPS may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.

The Company’s adjusted net income and adjusted EPS definitions exclude from the calculation of reported GAAP net income and GAAP EPS, the effect of the following items: impairment of property and expenses, acquisition and transition costs (including restructuring charges) and loss on debt extinguishment.

The following table reconciles adjusted net income and adjusted EPS to GAAP net income (In thousands of US dollars, except Per Share data):

	3 Months ended December 31		12 Months ended December 31
	2025 (unaudited)	2024 (unaudited)	2025 (unaudited)	2024 (unaudited)
Net Income (Loss) for the period	(22,030)	(42,475)	(75,819)	(109,860)
Less:
Acquisition and transition costs*	2,949	8,438	3,988	13,876
Impairment of property and equipment	9	18,262	11,533	19,167
Loss (gain) on disposition of property and equipment	(129)	0	(5,882)	0
Adjusted Net Income (Loss)¹ for the period	(19,201)	(15,775)	(66,180)	(76,817)
Adjusted Basic Earnings (Loss) Per Common Share¹	(1.73)	(1.43)	(5.98)	(7.00)

* Acquisition and transition costs represent transaction-related expenses and transitional expenses. Expenses include severance or transitional costs associated with department, operational or overall company restructuring efforts, including geographic alignments.

Management Commentary

Concurrent with the dissemination of its quarterly financial results news release at 5:05 p.m. ET on Thursday, February 12, 2026, management’s pre-recorded audio commentary (and transcript), discussing the quarter and outlook for the Company will be posted to the Tucows website at http://www.tucows.com/investors/financials.

Following management’s prepared commentary, for the subsequent seven days, until Thursday, February 19, 2026, shareholders, analysts and prospective investors can submit questions to Tucows’ management at ir@tucows.com. Management will post responses to questions in an audio recording and transcript to the Company’s website at http://www.tucows.com/investors/financials, on Wednesday, February 25, 2026, at approximately 5 p.m. ET. All questions will receive a response, however, questions of a more specific nature may be responded to directly.

About Tucows

Tucows helps connect more people to the benefit of internet access through communications service technology, domain services, and fiber-optic internet infrastructure. Ting (https://ting.com) delivers fixed fiber Internet access with outstanding customer support. Wavelo (https://wavelo.com) is a telecommunications software suite for service providers that simplifies the management of mobile and internet network access; provisioning, billing and subscription; developer tools; and more. Tucows Domains (https://tucowsdomains.com) manages over 21 million domain names and millions of value-added services through a global reseller network of over 33,000 web hosts and ISPs. Hover (https://hover.com) makes it easy for individuals and small businesses to manage their domain names and email addresses. More information can be found on Tucows’ corporate website (https://tucows.com).

Tucows, Ting, Wavelo, and Hover are registered trademarks of Tucows Inc. or its subsidiaries.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our expectations regarding our future financial results and, including, without limitation, our expectations regarding our ability to realize synergies from the Enom acquisition and our expectation for growth of Ting Internet. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Information about other potential factors that could affect Tucows’ business, results of operations and financial condition is included in the Risk Factors sections of Tucows’ filings with the Securities and Exchange Commission. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All forward-looking statements are based on information available to Tucows as of the date they are made. Tucows assumes no obligation to update any forward-looking statements, except as may be required by law.

Contact:

Monica Webb

Vice President, Investor Relations

647.898.9924

mwebb@tucows.com